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EXHIBIT 10 A.  EMPLOYMENT CONTRACT OF EDWARD J. MCKEON

                              EMPLOYMENT AGREEMENT

         This Agreement is made this 25th day of August, 1997, by and between Project A, Inc., an Ohio corporation hereinafter called the "Corporation" and, Edward J. McKeon hereinafter called the "Employee."

         WHEREAS, the Board of Directors of the Corporation believes that the future services of the Employee in the capacity of President and Chief Executive Officer will be of great value to the Corporation; and

         WHEREAS, the Corporation has been formed for the purpose of chartering and operating a wholly owned commercial banking subsidiary which will engage in the general business of banking, hereinafter the "Bank"; and

         WHEREAS, the Employee is willing to continue in the employ of the Corporation on a full-time basis for the term of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto have agreed and do hereby mutually agree as follows:

1.       Term -- Agreement to Serve

         The Corporation hereby employs for itself or its subsidiaries (hereinafter sometimes collectively referred to as "Corporation"), the services of Employee for a period commencing as of the date first written above and terminating December 31, 2001 (the "Termination Date"), subject to the rights of earlier termination hereinafter set forth, to perform the duties of President and Chief Executive Officer. The Employee hereby accepts such employment in consideration of the compensation and the other terms and conditions herein provided, and agrees to serve the Corporation well and faithfully and to devote his best efforts to such employment as long as it shall continue hereunder. During the period of such employment, the Employee will devote all of his time and attention -- reasonable vacations, periods of illness and the like excepted -- to the affairs of the Corporation. In connection with his agreement to provide services hereunder, Employee agrees to relocate to Medina County, Ohio within one year of the commencement of operations of the Bank.

2.       Base Salary and Fringe Benefits

         Except as otherwise provided herein, as compensation for these services hereunder, the Corporation will pay to Employee, in installments and on dates in accordance with its normal payroll, during the period of his employment hereunder, a base salary at the aggregate rate of One hundred twenty-five thousand dollars ($125,000) per year, subject to the right of the parties, by mutual agreement, to adjust such rate upward on a basis no less favorable than upward adjustments provided as a class to other senior Employees of the Corporation, in respect of any future calendar year or years after the date hereof, hereinafter "Base Pay".

         In addition the Corporation shall:

         (a) Pay for and provide to the Employee for his exclusive use a full-sized automobile, the make and model of which shall be of the Corporation's choosing, equipped with a car phone.

         (b) Provide $250,000 in term life insurance, payable to the beneficiary of Employee's choice.

         (c)      Provide four weeks paid vacation annually.


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         (d)      Pay all of Employee's reasonable moving expenses incurred in connection with his initial relocation to Medina County.

         (e) Pay for and provide to Employee reasonable and customary disability insurance. In the event the parties are unable to agree on what shall constitute "reasonable and customary" the decision of the Corporation shall be conclusive, provided, however, that such insurance shall provide Employee with a monthly disability insurance payment equal to not less than 60% of his monthly Base Pay.

         (f) Reimburse Employee for any costs incurred in connection with his continuation of family medical insurance pursuant to his "COBRA" rights for a period of eighteen months commencing as of the date first written above.

3.       Bonus and Options

         (a) Employee will be eligible for Corporation's employee bonus plan as the same may be in effect from time to time.

         (b) Employee shall receive a cash bonus equal to $25,000 upon the commencement of operations of the Bank.

         (c) The Corporation hereby grants to Employee options to purchase that number of shares of the Corporation which constitute 10% of the outstanding shares of the Corporation (the "Options"), computed prior to the grant of such options, upon the commencement of operations of the Bank. The per share exercise price of the Options granted herein shall be: (i) the per share price, adjusted for any stock dividends or splits at which the Corporation sells shares of its common stock to the public prior to the commencement of operations of the Bank (the "Base Price") for 70% of the options granted hereunder, and (ii) 160%, 180% and 200% of the Base Price for each of the remaining 10% increments respectively. The Options granted hereunder shall be nonqualified stock options.

                  (i) Such Options shall become vested upon commencement of operations of the Bank and thereafter exercisable on or after December 31, 2001.

                  (ii) The Options shall expire, unless properly exercised prior thereto, ten years from the date first written above, or 30 days following termination of employment, whichever shall first occur.

                  (iii) Notwithstanding paragraph 3.c(i) and (ii), of this Agreement, the Options shall become fully vested and may be exercised by Employee or his personal representative, within the 180 day period following the termination of employment of Employee pursuant to paragraph 4(b) or 4(d) of this Agreement, or within a period of one (1) year following the termination of employment of Employee pursuant to paragraph 4(f) of this Agreement. All unexercised Options shall automatically expire and Employee will forfeit all rights thereto upon termination of Employment pursuant to paragraph 4(c) or 4(e) hereof.

                  (iv) The terms of the Options set forth herein and such other terms and conditions as the Board of Directors of the Corporation shall determine not inconsistent with the terms of this Agreement, shall be set forth in a written stock option plan adopted by the Board of Directors of the Corporation and a written grant form executed by the Corporation and the Employee prior to the commencement of operations of the Bank. Among other things the written grant form shall provide for the Cashless Exercise of the Options, as hereinafter defined. Cashless Exercise shall mean the issuance by the Corporation in exchange for the


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                           cancellation of the Option, shares of the Corporation
                           equal in market value to the difference in the market value of the Corporation's shares over the Option exercise price, provided that the Corporation and the Employee must be able to agree on the market value of the Corporation's shares. In the event the Corporation and Employee are unable to agree as to the market value of the Corporation shares, Employee shall not be entitled to the right of Cashless Exercise.

4.       Termination of Employment

         The employment of the Employee under the terms of this Agreement shall cease and terminate as follows:

         (a)      Expiration of Term

                  On the Termination Date; or,

         (b)      Death

                  On the date of his death; or,

         (c)      Termination by the Corporation with Cause

                  For Cause at any time by action of the Board. For purposes hereof, the term "Cause" shall mean the Employee's willful and repeated failure to perform his duties under this Employment Agreement, which failure has not been cured within thirty (30) days after the Corporation gives notice thereof to the Employee; it being expressly understood that negligence or bad judgment shall not constitute "Cause" so long as such act or omission shall be without intent of personal profit and is reasonably believed by the Employee to be in or not adverse to the best interests of the Corporation; or,

         (d)      Disability

                  Upon receipt by the Employee of written notice from the Corporation that, in its opinion, based on reliable medical evidence, the Employee is unable by reason of permanent physical or mental disability to continue the proper performance of his duties hereunder. For purposes of this Employment Agreement, the Employee's "permanent disability" shall be deemed to have occurred after one hundred eighty
                  (180) consecutive days, during which one hundred eighty (180) days the Employee, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement. The date of permanent disability shall be such one hundred eightieth (180th) day. In the event either the Corporation or the Employee, after receipt of notice of the Employee's permanent disability from the other, dispute that the Employee's permanent disability shall have occurred, the Employee shall promptly submit to physical examinations by three physicians in the Cleveland, Ohio, area and, unless two of such physicians shall issue their written statement to the effect that in their opinion, based on their diagnosis, the Employee is capable of resuming his employment and devoting his full time and energy to discharging his duties within sixty (60) days after the date of such statement, such permanent disability shall be deemed to have occurred; or,

         (e)      Termination by the Corporation - Non Commencement of
                  Operations

                  At the election of the Corporation, on or after that date which is 18 months from the date first written above if the Corporation has not, as of the date it elects to terminate Employee hereunder, commenced operations of the Bank; or



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         (f)      Termination by the Corporation without Cause

                  At the election of the Corporation, at any time during the term of this Agreement without cause.

         Upon termination of employment of the Employee pursuant to paragraph 4(a), (b), (c), (d), (e) or (f) above, the Employee shall be entitled to receive the amount of Base Pay provided for in paragraph 2 hereof through the date of his termination of employment and any unexercised Options held by Employee shall be governed by paragraph 3 hereof. In addition, in the event of the termination of employment of Employee pursuant to paragraph 4(f) above, the Corporation shall pay to the Employee a lump sum severance payment in an amount equal to eighteen
         (18) months of Base Pay.

5.       Covenant Not to Compete

         (a) Throughout the term of this Agreement and for a period of two years thereafter, Employee agrees that he will not, except on behalf of the Corporation or with the written consent of the Corporation,

                  (i) engage in any business activity, directly or indirectly, on his own behalf or as a partner, stockholder (except by ownership of less than 1% of the outstanding stock of a publicly held corporation), director, trustee, principal, agent, employee, consultant or otherwise of any person, firm or corporation, which is competitive with any activity in which the Corporation or any parent, subsidiary or affiliate of the Corporation is engaged at the time,

                  (ii) allow the use of his name by or in connection with any business which is competitive with an activity in which the Corporation or any parent, subsidiary or affiliate of the Corporation is engaged, or

                  (iii) offer employment to or employ, for himself or on behalf of any competitor of the Corporation or any parent, subsidiary or affiliate thereof, any person who at any time within the prior three years shall have been employed by the Corporation or any parent, subsidiary or affiliate of the Corporation.

         (b) The parties acknowledge that this paragraph 5 is fair and reasonable under the circumstances. It is the desire and intent of the parties that the provisions of this paragraph 5 shall be enforced to the fullest extent permitted by law. Accordingly, if any particular portion of this paragraph 5 shall be adjudicated to be invalid or unenforceable, this paragraph 5 shall be deemed amended to

                  (i) reform the particular portion to provide for such maximum restrictions as will be valid and enforceable, or if that is not possible,

                  (ii) delete therefrom the portion thus adjudicated to be invalid or unenforceable, such reformation or deletion to apply only with respect to the operation of this paragraph 5 in the particular jurisdiction in which such adjudication is made.

         (c) The provisions of this paragraph 5 shall not apply in the event the employment of the Employee is terminated by the Corporation pursuant to paragraph 4(e) of this Agreement.

         (d) During the term of Employee's employment hereunder, the covenants contained in this paragraph 5 shall apply without regard to geographic location. Upon the termination of Employee's employment, the covenants contained in this paragraph 5 shall be limited to Medina County, Ohio and contiguous counties, except for Cuyahoga County.


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    6.   Inventions, Discoveries and Improvements

         The Employee hereby agrees to assign and transfer to the Corporation, its successors and assigns, his entire right, title and interest in and to any and all inventions, discoveries, trade secrets and improvements thereto which he may discover or develop, either solely or jointly with others, during his employment hereunder and for a period of one year after termination of such employment, which would relate in any way to the business of the Corporation or any parent, subsidiary or affiliate of the Corporation, together with all rights to letters patent, copyrights or trademarks which may be granted with respect thereto. Immediately upon making or developing any invention, discovery, trade secret or improvement thereto, Employee shall notify the Corporation thereof and shall execute and deliver to the Corporation, without further compensation, such documents as may be necessary to assign and transfer to the Corporation his entire right, title and interest in and to such invention, discovery, trade secret or improvement thereto, and to prepare or prosecute applications for letters patent with respect to the same in the name of the Corporation.

7.       Confidential Information

         Employee shall not at any time, in any manner, while employed by the Corporation or thereafter, either directly or indirectly, except in the course of carrying out the Corporation's business or as previously authorized in writing on behalf of the Corporation, disclose or communicate to any person, firm, or corporation, any information of any kind concerning any matters affecting or relating to the Corporation's business or any of its data, figures, projections, estimates, customer lists, tax records, personnel histories, and accounting procedures of the Corporation, without regard to whether any or all of such information would otherwise be deemed confidential or material.

8        Non-Assignability

         (a) Neither party to this Agreement shall have the right to assign this Agreement or any rights or obligations hereunder provided that nothing herein shall prevent the Employee from designating one or more members of his family or a trust or trusts for the members of his family as a beneficiary or beneficiaries entitled to receive payments hereunder as heretofore specified.

         (b) Except as provided above, no title to any payments which shall become due and payable to the Employee, his personal representative or designated beneficiary under the provisions hereof, shall be vested in him or any of them until the actual payment thereof is made to such person by the Corporation in accordance with the provisions of this Agreement. Neither he nor any of them shall have the right or power to transfer, assign, anticipate or encumber any interest in any such payment, prior to the actual receipt thereof from the Corporation. Neither this Agreement, the Corporation nor any person's rights hereunder shall be liable for the debt, contract or engagement of any of them. None of them shall be permitted to appoint any agent or attorney-in-fact and except as provided herein, to collect or receive his share of such payments or any part thereof unless permission to do so shall be specifically granted by the Corporation in writing. The Corporation, in the absence of such written permission, shall not in any manner recognize such appointment, transfer, assignment or encumbrance.

         (c) If the Employee or any personal representative or any designated beneficiary attempts to transfer, assign or encumber his interest in such payments, or any part thereof, prior to the payment or distribution thereof to him or her; or, if any transfer or seizure thereof is attempted to be made or brought through the operation of any bankruptcy or insolvency law, the right of the person taking such action or concerned therein or affected thereby, and who would, but for this provision, be entitled to receive such payments, or any part


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                  thereof, shall forthwith and ipso facto terminate, all rights bestowed on any such person being hereby, on the happening of any such event, expressly revoked; and the Corporation shall thereafter, in its absolute discretion, at such time or times as it deems proper, cause such part of such person's theretofore existing share of such payments to be paid to such person or persons, including the Employee, of any parent, spouse or child of said person, as the Corporation, in its uncontrolled discretion, shall deem advisable; and the remainder of such payments, if any, may be distributed by the Corporation to the person or person who would have been entitled to receive the same if such person had died immediately prior to said attempted transfer, assignment or encumbrance, or attempted transfer or seizure by operation of law.

9.       Binding Effect

         This Agreement shall be binding upon and inure to the benefit of any successor of the Corporation, and any such successor shall be deemed substituted for the Corporation under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, firm, corporation, or other business entity which, at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or business of the Corporation.

10.      Entire Agreement

         This Agreement contains the entire agreement of the parties hereto concerning the subject matter hereof, and if the date hereof supersedes and cancels any and all other oral or written agreements or understandings between the parties with respect to the subject matter hereof. The Agreement may not be changed orally, but only by agreement in writing signed by both parties.

11.      Authorization for Acts of Corporation

         Any act, request, approval, consent or opinion of the Corporation hereunder shall be authorized, given or expressed by resolution of its Board of Directors.

12.      Arbitration

         In the event the parties are unable to resolve any issue, misunderstanding, disagreement or dispute after making a good faith effort to do so, the parties hereto agree to arbitrate any such issue, misunderstanding, disagreement or dispute in connection with the terms in effect in this Agreement in accordance with the Rules of the American Arbitration Association, before one arbitrator mutually agreeable to the parties hereto. If after eight weeks they have been unable to agree upon one arbitrator, then either party may appoint one arbitrator and require the other party to appoint a second arbitrator. Whereupon, the two appointed arbitrators shall appoint a third arbitrator mutually agreeable to the two arbitrators. The arbitration shall occur in Medina, Ohio, or such other place as mutually agreed upon. Each party shall bear their own expenses in connection with such arbitration.

13.      Regulatory Reformation

         If any provision of this Agreement shall be deemed unacceptable to the Ohio Division of Financial Institutions, the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation (hereinafter the "Regulators"), the parties shall use their best efforts to cause the Regulators to find this Agreement acceptable. In the event the parties are unable to agree upon such modifications as are required to make the Agreement acceptable to the Regulators, then either party may terminate this Agreement and the parties shall have no further obligations hereunder whatsoever. In the event of termination pursuant to this subparagraph by the Corporation, the Corporation shall pay to Employee, immediately upon such termination, a lump sum cash payment equal to eighteen months of Base Pay, less all amounts of Base Pay previously paid to Employee.


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14.      Governing Law

         This Agreement is executed and delivered in the State of Ohio and is intended to be interpreted, construed and enforced in accordance with the laws of such State.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by the Chairman of its Board of Directors, and the Employee has signed this Agreement, all as of the date and year first above written.



                                         By:      /s/ P.M. Jones
                                              ----------------------------
                                              Chairman, Board of Directors



                                                  /s/ Edward J. McKeon
                                              ----------------------------
                                              Employee